UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14c of the

Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]	Definitive Information Statement

ICTV Brands Inc.

(Name of Registrant as Specified In Its Charter)

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(1)	Title of each class of securities to which transaction applies: Common Stock

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ICTV BRANDS INC.

489 Devon Park Drive, Suite 315

Wayne, PA 19087

Notice of Action Taken Pursuant to Written Consent of the Stockholders

Dear Stockholder:

The accompanying Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of ICTV Brands Inc. (the “Company,” “our,” “we” or “us”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval by written consent of the holders of a majority of the issued and outstanding shares of Common Stock. The purpose of this Notice and Information Statement is to notify our stockholders that, on October 4, 2016, we received a written consent from stockholders holding or able to direct the vote of 15,277,018 shares of our Common Stock, constituting approximately 54.17% of the total issued and outstanding voting capital stock of the Company as of the record date, September 30, 2016 (the “Stockholder Consent”), to implement the approvals described below.

As discussed in our Current Report on Form 8-K filed on October 5, 2016, on October 4, 2016 we entered into an asset purchase agreement (the “PhotoMedex Purchase Agreement”) with our newly formed wholly-owned subsidiary, ICTV Holdings, Inc. (“ICTV Holdings”) and PhotoMedex, Inc., a Nevada corporation, and its subsidiaries, Radiancy, Inc., a Delaware corporation, PhotoTherapeutics Ltd., a private limited company limited by shares incorporated under the laws of England and Wales, and Radiancy (Israel) Limited, a private corporation incorporated under the laws of the State of Israel (together, the “Sellers”), pursuant to which ICTV Holdings has agreed to acquire substantially all of the assets of the Sellers, including, but not limited to, all of the equity interests of Radiancy (HK) Limited, a private limited company incorporated under the laws of Hong Kong, and LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil, for a total purchase price of $9,500,000.

On October 4, 2016, we also entered into an asset purchase agreement (the “Ermis Labs Purchase Agreement,” and together with the PhotoMedex Purchase Agreement, the “Asset Purchase Agreements”) with our newly formed wholly-owned subsidiary, Ermis Labs, Inc., a Nevada corporation (the “Purchaser”), Ermis Labs, Inc., a New Jersey corporation (“Ermis Labs”), and LeoGroup Private Debt Facility, L.P., pursuant to which the Purchaser has agreed to acquire substantially all of the assets of Ermis Labs for a total purchase price of $2,150,000. We refer to these two acquisitions herein as the “Transactions.”

Our Board of Directors unanimously approved the Transactions and the forms of the Asset Purchase Agreements on September 30, 2016. Although not required under Nevada law or applicable securities laws, our Board of Directors determined to seek stockholder approval of the Transactions and the forms of the Asset Purchase Agreements. Accordingly, since stockholder approval is not required for the Transactions, we are furnishing this Notice and Information Statement to stockholders in accordance with Item 18 of Schedule 14A for informational purposes only.

This Notice and the accompanying Information Statement are being furnished to you to inform you that the foregoing consent actions have been approved by the holders of, or persons able to direct the vote of, a majority of the issued and outstanding shares of our Common Stock. The Board of Directors is not soliciting your proxy in connection with the Stockholder Consent actions and proxies are not requested from stockholders.

The corporate actions set forth in the Stockholder Consent will not become effective before a date which is 20 days after this Information Statement is first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by a majority of the holders of our Common Stock.

By Order of the Board of Directors of ICTV Brands Inc.

/s/ Richard Ransom
Richard Ransom
President

October 25, 2016

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED

TO STOCKHOLDERS ON OR ABOUT NOVEMBER 3, 2016

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

ICTV BRANDS INC.

489 Devon Park Drive, Suite 315

Wayne, PA 19087

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being furnished on or about November 3, 2016, to the holders of record of the common stock, par value $0.001 per share (“Common Stock”) of ICTV Brands Inc. (the “Company”, “our,” “we” or “us”) as of September 30, 2016 (the “Record Date”) in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the actions described in this Information Statement.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our stockholders. In addition, the closing of the Transaction (as defined below) is subject to other customary closing conditions which need to be satisfied prior to the closing of the Transaction.

On September 30, 2016, the Board of Directors (the “Board”) of the Company unanimously approved the transactions contemplated under the Asset Purchase Agreements (as defined below). Although not required under Nevada law or applicable securities laws, the Board determined to seek stockholder approval of the Transactions (as defined below) and the forms of the Asset Purchase Agreements. On October 4, 2016, the majority stockholders of the Company, representing approximately 54.17% of the issued and outstanding shares of Common Stock as of the Record Date, consented in writing to the actions described below (the “Stockholder Consent”). Such approval and consent constitute the approval and consent of a majority of the total number of shares of the Company’s outstanding Common Stock and is sufficient under Section 78.320 of the Nevada Revised Statutes, the Company’s Amended and Restated Articles of Incorporation and the Company’s Amended and Restated Bylaws to approve such actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote, and this Information Statement is being furnished to such other stockholders to provide them with certain information concerning the actions in accordance with the requirements of the Exchange Act, and the regulations promulgated under the Exchange Act, including Regulation 14C.

In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies in order to accomplish the purposes hereafter described, we elected to utilize the Stockholder Consent.

SUMMARY OF CORPORATE ACTIONS AND THE TRANSACTIONS

General

As discussed in our Current Report on Form 8-K filed with the SEC on October 5, 2016 (the “Form 8-K”), on October 4, 2016 we entered into an asset purchase agreement (the “PhotoMedex Purchase Agreement”) with our newly formed wholly-owned subsidiary, ICTV Holdings, Inc. (“ICTV Holdings”) and PhotoMedex, Inc., a Nevada corporation (“PhotoMedex”), and its subsidiaries, Radiancy, Inc., a Delaware corporation, PhotoTherapeutics Ltd., a private limited company limited by shares incorporated under the laws of England and Wales, and Radiancy (Israel) Limited, a private corporation incorporated under the laws of the State of Israel (PhotoMedex and its subsidiaries are collectively referred to herein as the “Sellers”), pursuant to which ICTV Holdings has agreed to acquire substantially all of the assets of the Sellers, including, but not limited to, all of the equity interests of Radiancy (HK) Limited, a private limited company incorporated under the laws of Hong Kong, and LK Technology Importaçăo E Exportaçăo LTDA, a private Sociedade limitada formed under the laws of Brazil, for a total purchase price of $9,500,000. Closing of this transaction is subject to customary closing conditions, including, but not limited to, delivery of all documents required for the transfer of the acquired assets, including all intellectual property assignments, the execution of a transition services agreement, delivery of a legal opinion from the Sellers’ counsel, receipt of any approvals from governmental entities, and delivery of other customary closing documentation.

On October 4, 2016, we also entered into an asset purchase agreement (the “Ermis Labs Purchase Agreement,” and together with the PhotoMedex Purchase Agreement, the “Asset Purchase Agreements”) with our newly formed wholly-owned subsidiary, Ermis Labs, Inc., a Nevada corporation (the “Purchaser”), Ermis Labs, Inc., a New Jersey corporation (“Ermis Labs”), and LeoGroup Private Debt Facility, L.P., pursuant to which the Purchaser has agreed to acquire substantially all of the assets of Ermis Labs for a total purchase price of $2,150,000. Closing of these transactions is subject to customary closing conditions, including, but not limited to, delivery of all documents required for the transfer of the acquired assets, including all intellectual property assignments, receipt of any approvals from governmental entities, and delivery of other customary closing documentation.

We refer to these two acquisitions herein as the “Transactions.” Please see the Form 8-K for more information about the Transactions, including copies of the Asset Purchase Agreements.

About PhotoMedex

PhotoMedex (NASDAQ:PHMD) is a global health products and services company providing integrated disease management and aesthetic solutions to dermatologists, professional aestheticians and consumers. It provides proprietary products and services that address skin diseases and conditions including acne and photo damage. Through its subsidiary Radiancy, Inc., PhotoMedex markets and sells a range of home-use devices under the no!no!® brand, for various indications including hair removal, acne treatment, skin rejuvenation, and lower back pain. In addition, its professional product line includes offerings for acne clearance, skin tightening, psoriasis care and hair removal sold to physician clinics and spas.

About Ermis Labs

Ermis Labs, Inc. is a medicated skin care company that provides over-the-counter medicated skin care products that are safe, effective, well tolerated and affordable with a focus on high-quality ingredients partnered with professional counsel from dermatologists, plastic surgeons and pharmacists resulting in medicated skin care products with the effectiveness of topical prescription products but the value and convenience of over-the-counter products.

About the Company

ICTV Brands Inc. sells various health, wellness and beauty products through a multi-channel distribution strategy. We utilize a distinctive marketing strategy and multi-channel distribution model to develop, market and sell products through direct response television, Internet/digital, e-commerce, international third party distributors, live television shopping and retail. Our products are sold in the North America and are available in over 65 countries. Our products include DermaWand, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improve skin tone and texture, DermaVital, a professional quality skin care line that effects superior hydration, the CoralActives brand of acne treatment and skin cleansing products, Derma Brilliance, a sonic exfoliation skin care system which helps reduce visible signs of aging, Jidue, a facial massager device which helps alleviate stress, and Good Planet Super Solution, a multi-use cleaning agent. ICTV Brands Inc. was founded in 1998 and is headquartered in Wayne, Pennsylvania. For more information on our current initiatives, please visit www.ictvbrands.com.

Reason for Stockholder Approval

The Board approved the Transactions and the forms of the Asset Purchase Agreements on September 30, 2016. Although not required under Nevada law or applicable securities laws, the Board determined to seek stockholder approval of the Transactions and the forms of the Asset Purchase Agreements. The Board believes that the Transactions are material transactions for the Company and sought the approval of a majority of the Company’s stockholders to confirm that such stockholders agree with the terms of the transactions approved by the Board and that such stockholders generally support the Transactions. If the Company completes transactions of a similar nature in the future it may similarly seek approval of a majority of the Company’s stockholders, however, unless required by applicable law, it may not do so in every instance.

The Stockholder Consent was obtained on October 4, 2016. Since stockholder approval is not required for the Transactions, we are furnishing this Information Statement to stockholders in accordance with Item 18 of Schedule 14A for informational purposes only.

Stockholder Proposals

No proposals have been provided by stockholders of the Company for inclusion in this Information Statement.

Dissenters Rights of Appraisal

Our stockholders are not entitled to appraisal or dissenters’ rights with respect to the actions to be taken pursuant to the Stockholder Consent under the Nevada Revised Statutes, our Amended and Restated Articles of Incorporation or our Amended and Restated Bylaws.

VOTING AND VOTE REQUIRED

As previously noted, while not required under Nevada law or applicable securities laws, the Board unanimously determined to seek stockholder approval of the Transactions and the forms of the Asset Purchase Agreement. Pursuant to the Company’s Amended and Restated Articles and Amended and Restated Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Pursuant to the Company’s Amended and Restated Bylaws, approval of the Transactions at a meeting would require the affirmative vote of at least a majority of the total number of shares of the Company’s outstanding Common Stock.

As of the Record Date, the Company had 28,202,739 shares of Common Stock issued and outstanding. On October 4, 2016, we received the Stockholder Consent from stockholders holding or able to direct the vote of 15,277,108 shares of our Common Stock, constituting approximately 54.17% of the total issued and outstanding voting capital stock of the Company as of the Record Date.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth information regarding beneficial ownership of our Common Stock as of the Record Date (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is 489 Devon Park Drive, Suite 315, Wayne, PA 19087.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Officers and Directors
Kelvin Claney, Chairman and Chief Executive Officer (3)	Common Stock	7,898,536	28.0%
Richard Ransom, President (4)	Common Stock	1,763,666	6.2%
Ryan LeBon, Chief Financial Officer (5)	Common Stock	335,167	*
Stephen Jarvis, Director (6) 320 J P Razal Street, Unit 301, 3rd Floor Aralco Bldg., Poblacion, Makati City 1210, Philippines	Common Stock	538,666	1.9%
William Kinnear, Director (7) 2120 - 130 Adelaide Street West Toronto, Ontario M5H 3P5, Canada	Common Stock	108,333	*
Donald McDonald, Jr., Director (8) 431 Drummers Lane, Wayne PA 19087	Common Stock	75,000	*
Diana Pessin, Director (9) 310 E 75th Street, Apt 2a, New York, NY 10021	Common Stock	1,164,498	4.1%
All officers and directors as a group (7 persons named above)	Common Stock	11,664,766	41.4%
5% Security Holders
The Better Blocks Trust, declared January 1, 1994 1326 Heyward Street, Chesterbrook, PA 19087	Common Stock	6,668,660	23.7%
Norman Pessin 366 Madison Avenue, 14th Floor, New York, NY 10017	Common Stock	2,216,674	7.9%
Sandra Pessin 366 Madison Avenue, 14th Floor, New York, NY 10017	Common Stock	2,166,667	7.7%
John J. Grimley, Jr. 308 West Lancaster Avenue, Wayne, PA 19087	Common Stock	1,651,500	5.9%

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock except to the extent otherwise indicated in the following footnotes.

(2)	A total of 28,202,739 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of the Record Date. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Includes 533,333 shares as to which Mr. Claney holds exercisable options within 60 days. Also includes 6,668,660 shares owned by The Better Blocks Trust, of which Mr. Claney is a joint trustee. Mr. Claney disclaims beneficial ownership of the shares and options owned or controlled by The Better Blocks Trust beyond the extent of his pecuniary interest.

(4)	Includes 1,075,000 shares as to which Mr. Ransom holds exercisable options within 60 days.

(5)	Includes 266,667 shares as to which Mr. LeBon holds exercisable options within 60 days.

(6)	Includes 175,000 shares as to which Mr. Jarvis holds exercisable options within 60 days.

(7)	Includes 108,333 shares as to which Mr. Kinnear holds exercisable options within 60 days.

(8)	Includes 75,000 shares as to which Mr. McDonald holds exercisable options within 60 days.

(9)	Includes 1,107,298 shares owned indirectly by spouse, Brian Pessin.

Change in Control

To the knowledge of management, there are no present arrangements or pledges of securities of the Company which may result in a change in control of the Company.

INTERESTS OF CERTAIN PERSONS IN MATTERS ACTED UPON

Kelvin Claney, our Chairman and Chief Executive Officer, Richard Ransom, our President, Diana Pessin, a Director, and Brian Pessin, Ms. Pessin’s spouse, each voted and consented to approve the Transactions. Such individuals collectively beneficially owned approximately 32.69% of the outstanding Common Stock as of the Record Date.

STOCKHOLDERS ENTITLED TO INFORMATION STATEMENT; RECORD DATE

This Information Statement is being mailed to you on or about November 3, 2016.  We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Common Stock.

Pursuant to the Nevada Revised Statutes, the date that the Board approved the Transactions and recommended them to stockholders, September 30, 2016, was automatically established as the Record Date for the determination of stockholders entitled to receive this Information Statement and the Notice of Action Taken by Written Consent of the Stockholders.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We may deliver only one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy was delivered, upon written or oral request to us at the following address and telephone number:

ICTV Brands Inc.

489 Devon Park Drive, Suite 315

Wayne, PA 19087

Attn: Richard Ransom

Phone: (484) 598-2300

In addition, a stockholder can direct a notification to us at the phone number and mailing address listed above that the stockholder wishes to receive a separate information statement in the future. Stockholders sharing an address that receive multiple copies can request delivery of a single copy of the information statements by contacting us at the phone number and mailing address listed above.

ADDITIONAL INFORMATION

We file reports with the SEC, including annual and quarterly reports, as well as other information we are required to file pursuant to securities laws. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By Order of the Board of Directors,

ICTV Brands Inc.

/s/ Richard Ransom
Richard Ransom
President

Wayne, Pennsylvania
October 25, 2016